UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2012

GREEN BALLAST, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-54568	45-1629984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2620 Thousand Oaks Blvd., Suite 4000, Memphis, Tennessee		38118
(Address of principal executive offices)		(Zip Code)
(901) 260-4400
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 23, 2011, the board of directors of Green Ballast, Inc. (the “Company”) granted 15,500,600 shares of restricted stock to Daniel L. Brown, the Chief Operating Officer, pursuant to the 2011 Restricted Stock Plan. The shares vest if certain market capitalization targets are met or according to a vesting schedule that the board of directors, in its discretion, deems appropriate. On April 20, 2012, the board of directors approved the accelerated vesting of 1,000,000 shares of restricted stock granted to Mr. Brown.

Item 8.01Other Events

On April 13, 2012, the common stock of the Company was approved for quotation on the Over-The-Counter Bulletin Board under the symbol “GBLL.”

On April 23, 2012, the Chief Executive Officer, on behalf of the Company, issued a letter to shareholders, a copy of which is furnished as Exhibit 99.1. Exhibit 99.1 is not considered "filed" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of the previous or future filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

 Item 9.01Financial Statements and Exhibits

Exhibit No.  Description

99.1Green Ballast, Inc. CEO Letter to Shareholders, dated April 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2012

Green Ballast, Inc.

By: /s/ J. Kevin Adams

Name:  J. Kevin Adams
Title:   Chief Executive Officer